WARRANT AGREEMENT

TO PURCHASE COMMON STOCK OF

PROCERA NETWORKS, INC.

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY INVESTOR FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH STATE LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE COMPANY IS RELYING ON CERTAIN FEDERAL AND STATE LAWS, POLICIES AND JUDICIAL PRECEDENTS WHICH EXEMPT THIS OFFERING FROM THE NECESSITY OF REGISTRATION.  AS A CONSEQUENCE, SUCH SECURITIES WILL BE REQUIRED TO BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND NONE IS LIKELY TO DEVELOP.  THE COMPANY IS UNDER NO OBLIGATION TO REGISTER THE SECURITIES UNDER THE SECURITIES ACT.

This Warrant Agreement (the "Agreement") is entered into this _________day of ___, 2003, by and between Procera Networks, Inc. (the "Company”) and                                       (the Holder").  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Issuance of Warrants.  The Company, subject to the terms and conditions hereinafter set forth, hereby issues Warrants (“Warrants”) to purchase one share of Company Common Stock (the “Share” or “Shares”) for each two shares of Company Common Stock purchased by Holder pursuant to that certain Subscription Agreement, dated, executed and delivered by Holder to Company (the “Subscription”).  The Purchase Price upon exercise of the Warrants shall be Seventy-Five Cents ($0.75) per Share of Common Stock Purchased subject to adjustment in accordance with Paragraph 5 of this Agreement.

2.           Term.  The Warrants may be exercised at any time after the Effective Date set forth on the signature page hereof and.

3.           Exercise.

(a)           The Holder shall exercise the Warrants granted hereunder, in whole or in part, by delivering to the Company at the office of the Company, or at such other address as the Company may designate by notice in writing to the holder hereof, (1) the Notice of Exercise attached hereto as Exhibit A (or the Notice of Net Issue Exercise attached hereto as Exhibit B) and incorporated herein by reference and, (2) a certified check or wire transfer in lawful money of the United States in the amount of the Purchase Price multiplied by the number of Shares to be received (except in the case of a Net Issue Exercise).

(b)           Upon delivery of the items set forth in (a) above, the Holder shall be entitled to receive a certificate or certificates representing the Shares issued upon exercise of the Warrants.  Such Shares shall be validly issued, fully paid and non-assessable.

(c)           Warrants shall be deemed to have been exercised immediately prior to the close of business on the day of such delivery, and the Holder shall be deemed the holder of record of the Shares issuable upon such exercise at such time.  The Warrants may be exercised in whole or in part and from time to time as the Holder may determine.

(d)           Upon any partial exercise, at the request of the Company, this Agreement shall be surrendered and a new Warrant Agreement evidencing the right to purchase the number of Shares not purchased upon such exercise shall be issued to the Holder.

(e)           Net Issue Exercise.

(i)           In lieu of exercising this Warrant in the manner provided above in Section 3(a), the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X =           (P)(Y)(A - B)
A

Where X = The number of Shares to be issued to the Holder for the portion of the Warrant being converted;

P = The portion of the Warrant being converted expressed as a decimal fraction;

Y = The number of Shares purchasable under this Warrant (as adjusted under Section 5 herein, on the date of such calculation);

A = The fair market value of one Share (at the date of such calculation); and

B = The Purchase Price (as adjusted under Section 5 herein, on the date of such calculation).

(ii)           For purposes of this Section 3(e), the fair market value of one Share on the date of calculation shall mean:

(A)           If the exercise is in connection with a public offering of Company’s Common Stock, and if a Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per Share shall be the initial per share "Price to Public" specified in the final prospectus with respect to the offering;

(B)           If (A) is not applicable, the fair market value of a Share shall be at the highest price per Share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for Shares sold by the Company, from authorized but unissued Shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition, in which case the fair market value of one Share shall be deemed to be the per-share value received by the holders of such stock pursuant to such acquisition.

(f)           Any portion of this Warrant that is converted shall be immediately canceled.  This Warrant or any portion hereof shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of stock issuable upon such conversion shall be treated for all purposes as Holder of such shares of record as of the close of business on such date.  As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares issuable upon such conversion.  If the Warrant shall be converted for less than the total number of shares of the Warrant then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the shares purchasable hereunder upon the same terms and conditions set forth herein.

4.           Representations and Warranties of the Holder.  The Holder hereby represents and warrants to the Company as follows:

(a)           Sophistication. The Holder has (i) a preexisting personal or business relationship with the Company or one or more of its officers, directors, or control persons; or (ii) by reason of the Holder’s business or financial experience, or by reason of the business or financial experience of the Holder’s financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, the Holder is capable of evaluating the risks and merits of this investment and of protecting the Holder’s own interests in connection with this investment.

(b)           Accredited Investor.  The Holder is an "accredited investor" as such term is defined under Regulation D of the Securities Act of 1933 as amended (the "Securities Act").

(c)           Investment Intent.  The Holder is purchasing the Shares solely for its own account for investment.  The Holder has no present intention to resell or distribute the Warrants or the Shares or any portion thereof.

(d)           Information Concerning Company.  The Holder is aware of the business affairs and financial condition of the Company and has acquired sufficient information about the Company to make an informed and knowledgeable decision to purchase the Warrants and the Shares.

(e)           Economic Risk.  The Holder realizes that the purchase of the Warrants and the Shares will be a highly speculative investment and involves a high degree of risk. The Holder is able, without impairing his or her financial condition, to hold the Warrants and/or the Shares for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

5.           Anti-dilution Adjustments.  The Warrants granted hereunder and the Purchase Price thereof shall be subject to adjustment from time to time upon the happening of certain events as set forth below.  Notwithstanding the above or any provision of this Agreement, no adjustment shall be made to the Purchase Price or the amount of Warrants granted hereunder once the shares of Company’s Common Stock have been offered for sale in connection with an initial public offering.

(a)           Stock Splits and Dividends.  If outstanding shares of the Company Common Stock shall be split into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such split or at the record date of such dividend shall simultaneously with the effectiveness of such split or immediately after the record date of such dividend be proportionately reduced.  If outstanding shares of Common Stock shall be combined into a smaller number of Shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  When any adjustment is required to be made in the Purchase Price, the number of Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b)           Reclassification, Etc.  In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section.

(c)           Adjustment Certificate.  When any adjustment is required to be made in the Shares or the Purchase Price pursuant to this Section, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

6.           Reservation of Shares.  The Company shall at all times keep reserved a sufficient number of authorized Shares to provide for the exercise of the Warrants in full.

7.           Non-Transferability.  The Warrants issued hereunder and any and all Shares issued upon exercise of the Warrants are not transferable.

8.           Voting.  Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect to any meeting of shareholders for the election of directors of the Company or for any other purpose not specified herein.

9.           Miscellaneous.

(a)           Amendment. This Agreement may be amended only by written agreement between the Company and the Holder.

(b)           Notice. Any notice, demand or request required or permitted to be given under this Agreement will be in writing and will be deemed sufficient when delivered personally or with a commercial courier service, with postage prepaid, and addressed, if to the Company, at its principal place of business, attention the President, and if to the Holder, at the Holder’s address as shown on the stock records of the Company.

(c)           Further Assurances.  Both parties agree to execute any additional documents necessary to carry out the purposes of this Agreement.

(d)           Severability.  If any provision of this Agreement is held by any court of competent jurisdiction to be illegal, unenforceable or void, such provision will be enforced to the greatest extent possible and all other provisions of this Agreement will continue in full force and effect.

(e)           Governing Law. This Agreement will be interpreted and enforced in accordance with California Law as applied to agreements made and performed in California.

(f)           Entire Agreement; Successors and Assigns.  This Agreement and the documents and instruments attached hereto constitute the entire agreement between the Holder and the Company relative to the subject matter hereof.  Any previous agreements between the parties are superseded by this Agreement.  Subject to any exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

(g)           Headings.  The headings of the Paragraphs of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above (“Effective Date”).

The Company:	PROCERA NETWORKS, INC.

Douglas J. Glader, President

The Holder:

EXHIBIT A

WARRANT

NOTICE OF EXERCISE

To:           PROCERA NETWORKS, INC.

(1)                                 ("Holder") hereby elects to purchase ______________ shares of Common Stock of Procera Networks, Inc. (the “Company”) pursuant to the terms of the Warrant Agreement executed by the Holder and the Company, datedand tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2)           Please issue a certificate or certificates representing said shares in the name of the Holder or in such other name as is specified below.

The Holder:

Date:

EXHIBIT B

WARRANT

NOTICE OF NET ISSUE EXERCISE

To:           PROCERA NETWORKS, INC.

(1)                                   (“Holder”) hereby elects to acquire ______________ shares of Common Stock of Procera Networks, Inc. (the “Company”), pursuant to the terms of the Warrant Agreement executed by the Holder and the Company, dated , by conversion of _____________ percent (________ %) of the Warrant.

(2)           Please issue a certificate or certificates representing said shares in the name of the Holder or in such other name as is specified below.

The Holder:

Date: